Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement pertaining to the Olo Inc. 2021 Equity Incentive Plan and the Olo Inc. 2021 Employee Stock Purchase Plan, of our report dated February 25, 2022, with respect to the consolidated financial statements of Olo Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
February 24, 2023